UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 11, 2007

Heritage Oaks Bancorp
(Exact Name of Registrant as Specified in Its Charter)

California
(State or Other Jurisdiction of Incorporation)

000-05020	77-0388249
(Commission File Number)	(IRS Employer Identification No.)

545 12th Street, Paso Robles CA	93446
(Address of Principal Executive Offices)	(Zip Code)

(805) 239-5200
(Registrant’s Telephone Number, Including Area Code)

___________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The following information is being provided under Item 1.01 and Item 2.03.

 On May 11th, Heritage Oaks Bank, a California banking corporation wholly owned by Heritage Oaks Bancorp, entered into a definitive agreement (the “Agreement”) to sell four properties to First States Group, L.P. (“First States”) in a sale/leaseback transaction. The total sale price is $12,810,000. In the Agreement the parties each make customary representations and warranties to each other. The finalization of the transaction is contingent upon the completion of a 45 day due diligence period during which First States shall have the right, at its sole risk and expense, to conduct an inspection and examination of the four properties and all matters (including environmental and land use matters) relating to the properties as First States shall require. The Agreement calls for the closing date of the transaction to be Fifteen (15) days after the expiration of the due diligence period and is expected to close in the second quarter of 2007. In connection with the sale, Heritage Oaks Bank entered into a separate lease agreement for each of the four properties under which the Bank will continue to utilize the properties for the normal course of business. The lease agreement was entered into with First States Investors, LLC, to lease back three bank branches and one administrative facility that were sold to First States. The three branches are located in Paso Robles, Arroyo Grande, and Santa Maria California. The administrative offices are located in Paso Robles, California. The initial annual base rents for the Paso Robles, Arroyo Grande, and Santa Maria branches are $198,594, $92,456, and $150,920 respectively. The administrative offices in Paso Robles have an initial annual base rent amount of $454,730. Each lease agreement contains an annual rent escalation clause equal to the lower of CPI-U (Consumer Price Index for all Urban Consumers) or 2.5 percent commencing in the second year of the lease term. Each of the four leases provides for an initial term of 15 years, commencing on the closing date for the Agreement with the option to renew at current market rental rates for two additional 10 year terms.

The foregoing description of the Agreement does not purport to be complete and is qualified by reference to the text of the Purchase and Sale Agreement, a copy of which is attached hereto as Exhibit 10.1.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Purchase and Sale Agreement dated May 11, 2007.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2007

Heritage Oaks Bancorp

By:	/s/ Margaret Torres
Margaret Torres Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Purchase and Sale Agreement dated May 11, 2007.